EXHIBIT (g) 8

               FORM OF AMENDMENT TO THE MASTER CUSTODIAN CONTRACT
                             BETWEEN REGISTRANT AND
                      STATE STREET BANK AND TRUST COMPANY



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[logo] PHOENIX

THE PHOENIX EDGE SERIES FUND

Richard J. Wirth, J.D., LL.M.
Vice President, Secretary and Counsel
-------------------------------------

One American Row
P.O. Box 5056
Hartford, CT 06102-5056
-----------------------

Phone: 860.403.5788
Fax: 860.403.7203
richard.wirth@phoenixwm.com
--------------------------------------------

August 9, 2002

State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division LCC/2S
2 Avenue de Lafayette
Boston, MA 02111

Re:      Phoenix-Kayne Large-Cap Core Series
         Phoenix-Kayne Small-Cap Quality Value Series
         Phoenix-Lord Abbett Large-Cap Value Series
         Phoenix-Lord Abbett Mid-Cap Value Series
         Phoenix-Lord Abbett Bond-Debenture Series
         Phoenix-Lazard Small-Cap Value Series
         Phoenix-Lazard U.S. Multi-Cap Series
         Phoenix-State Street Research Small-Cap Growth Series

Ladies and Gentlemen:

This is to advise you that The Phoenix Edge Series Fund ("the Fund") has established several new series of the Fund as referenced above. Pursuant to the terms of Section 17 of the Custodian Contract, dated May 1, 1997, between the Fund and State Street Bank and Trust Company, by this letter the Fund hereby requests that you act as Custodian for the new series under the terms of the aforementioned contract. Accordingly, Appendix 1 as attached hereto shall supersede the Appendix 1 as it currently exists.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.

                            Sincerely,

                            THE PHOENIX EDGE SERIES FUND

                            By:
                               -----------------------------------------
                            Name: Richard J. Wirth
                            Title: Vice President, Secretary and Counsel


AGREED AND ACCEPTED:

STATE STREET BANK AND TRUST COMPANY

By:_______________________________
Name:  Joseph L. Hooley
Title: Executive Vice President          Effective Date: August 9, 2002


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Page 1 of 2                                                           APPENDIX 1

                                   FUND NAMES
                             (AS OF AUGUST 9, 2002)


Phoenix-Goodwin California Tax-Exempt Bond Fund

The Phoenix Edge Series Fund
         Phoenix-J.P. Morgan Research Enhanced Index Series Phoenix-Engemann Small & Mid-Cap Growth Series Phoenix-Sanford Bernstein Mid-Cap Value Series Phoenix-Sanford Bernstein Small-Cap Value Series Phoenix-Seneca Mid-Cap Growth Series Phoenix-Hollister Value Equity Series Phoenix-Oakhurst Growth and Income Series Phoenix-Duff & Phelps Real Estate Securities Series Phoenix-Deutsche Dow 30 Series
         Phoenix-Deutsche Nasdaq-100 Index(R) Series
         Phoenix-Federated U.S. Government Bond Series Phoenix-Janus Flexible Income Series
         Phoenix-Janus Growth Series
         Phoenix-Van Kampen Focus Equity Series
         Phoenix-AIM Mid-Cap Equity Series
         Phoenix-Alliance/Bernstein Growth + Value Series Phoenix-MFS Investors Growth Stock Series
         Phoenix-MFS Investors Trust Series
         Phoenix-MFS Value Series
         Phoenix-Kayne Large-Cap Core Series
         Phoenix-Kayne Small-Cap Quality Value Series
         Phoenix-Lord Abbett Large-Cap Value Series
         Phoenix-Lord Abbett Mid-Cap Value Series
         Phoenix-Lord Abbett Bond-Debenture Series
         Phoenix-Lazard Small-Cap Value Series
         Phoenix-Lazard U.S. Multi-Cap Series
         Phoenix-State Street Research Small-Cap Growth Series

Phoenix-Oakhurst Income & Growth Fund

Phoenix Multi-Portfolio Fund
         Phoenix-Goodwin Emerging Markets Bond Fund
         Phoenix-Duff & Phelps Real Estate Securities Fund
         Phoenix-Goodwin Tax-Exempt Bond Fund
         Phoenix-Seneca Tax Sensitive Growth Fund

Phoenix Multi-Series Trust
         Phoenix-Goodwin Multi-Sector Fixed Income Fund
         Phoenix-Goodwin Multi-Sector Short Term Bond Fund

Phoenix Series Fund
         Phoenix-Engemann Aggressive Growth Fund
         Phoenix-Oakhurst Balanced Fund
         Phoenix-Engemann Capital Growth Fund

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Appendix 1
Page 2 of 2

         Phoenix-Goodwin High Yield Fund
         Phoenix-Goodwin Money Market Fund
         Phoenix-Duff & Phelps Core Bond Fund

Phoenix-Oakhurst Strategic Allocation Fund

Phoenix Strategic Equity Series Fund
         Phoenix-Seneca Growth Fund
         Phoenix-Seneca Strategic Theme Fund

Phoenix Investment Trust
         Phoenix-Hollister Small Cap Value Fund
         Phoenix-Hollister Value Equity Fund

Phoenix Equity Series Fund
         Phoenix-Duff & Phelps Core Equity Fund
         Phoenix-Oakhurst Growth & Income Fund

Phoenix-Seneca Funds
         Phoenix-Seneca Bond Fund
         Phoenix-Seneca Mid-Cap EDGE Fund
         Phoenix-Seneca Real Estate Securities Fund